UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1345 6th Ave. 2nd Floor New York, NY 10105
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or “LFER”)

Background

On April 16, 2021, we completed a Stock Purchase Agreement (the “Agreement”) with SmartAxiom, Inc. (“SmartAxiom”) and its shareholders (as supplemented by First and Second Addendum Agreements, dated April 30, 2021 and May 11, 2021, respectively), providing for our purchase of all the outstanding common stock shares of SmartAxiom at the purchase price of $6,250,000, consisting of cash, our common stock shares, and our Series D Convertible Preferred Shares. SmartAxiom’s patented software technology manages and secures IoT systems through patented, lite blockchain and cyber security technologies. On May 11, 2021, we closed on the SmartAxiom Acquisition and Smart Axiom became our wholly-owned subsidiary.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of SmartAxiom, Inc. for the fiscal years ended December 31, 2019 and 2020 and the notes thereto, are attached hereto as Exhibit 99.1.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No No.	Description
99.1	SmartAxiom, Inc. Audited Consolidated Financial Statements and the notes thereto for the fiscal years ended December 31, 2019 and December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: November 11, 2021	By:	/s/ Mahmood Khan
Mahmood Khan
Chief Executive Officer